EXHIBIT 99.1

FROM:	Ursula H. Moran (973) 617-5756	Ray Arthur (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations
FOR IMMEDIATE RELEASE

Toys “R” Us, Inc. Sets Special Meeting Date for Approval of Merger Agreement

Wayne, NJ, May 18, 2005 – Toys “R” Us, Inc. (NYSE: TOY) announced today that it will hold a special meeting of stockholders on Thursday, June 23, 2005, at 8:30 a.m. Eastern Daylight Time, at Dodger Stages, 340 West 50th Street (between 8th and 9th Avenues), New York, New York, for the purpose of adopting the merger agreement providing for the acquisition of Toys “R” Us, Inc. (the “Company”) by an investment group consisting of entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P. and Vornado Realty Trust (NYSE: VNO). Stockholders of record as of the close of business on Friday, May 20, 2005, will be entitled to vote at the special meeting. The definitive proxy statement will be mailed to the Company’s stockholders on or about May 23, 2005. The Company expects to complete the merger by the end of July 2005, subject to the adoption of the merger agreement by the Company’s stockholders and the satisfaction of other closing conditions.

In connection with the proposed merger, the Company will file a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IN BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be also available free of charge at the Securities and Exchange Commission’s website, www.sec.gov, and stockholders of the Company will also be able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to Toys “R” Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger when it becomes available.

Toys “R” Us, Inc. is one of the leading specialty toy retailers in the world. It currently sells merchandise through more than 1,500 stores, including 680 toy stores in the U.S. and 608 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies “R” Us, a division of Toys “R” Us, Inc., is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 219 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,”

“plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, our proposed merger, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, the timing and receipt of approvals for the proposed merger, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, domestic and international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, existence of adverse litigation, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.